Exhibit (c)(2)

PROJECT COUGAR

PRESENTATION TO THE BOARD OF DIRECTORS

CONFIDENTIAL | SEPTEMBER 20, 2005 PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION

THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE FIRST BOSTON.

CONFIDENTIAL

Table of Contents

1. Situation Overview

2. Review of Investcorp Proposal

3. Valuation Analysis

4. Process and Timing Considerations

Appendix

A. WACC Analysis

B. Break-up Fee Analysis

C. Additional Supplemental Information

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CONFIDENTIAL

1. Situation Overview

2

CONFIDENTIAL

Situation Overview

In September 2003 (the “2003 Process”), Cougar engaged CSFB to assist the Company in reviewing strategic alternatives, including a potential sale of the Company, to enhance shareholder value

In the 2003 Process, CSFB contacted 14 potential strategic buyers as part of a targeted process in late 2003 / early 2004 to explore a possible sale of the Company

4	executed a CA and received a CONFIDENTIAL Information Memorandum (1 party attended a management presentation)

No party submitted a proposal to acquire the Company

Shortly after the 2003 Process concluded, the Company had preliminary discussions with ADP regarding a potential transaction, but concluded that such a combination was unlikely to be consummated

In early / mid-2004, CSFB and the Company discussed a potential combination with Mitchell International (a portfolio company of Hellman & Friedman)

Several different structures were considered, including both cash and stock consideration and a variety of pro forma ownership structures which would have delivered Cougar shareholders between $16 and $17 per share in value

While both parties believed there were substantial strategic benefits to a combination, an agreement could ultimately not be reached

Over the last several years, the Company had, from time to time, discussed a potential combination with Mitchell, but each time could not reach agreement on transaction terms

Throughout 2004, CSFB met with the Company and Charlesbank to review potential alternatives, including an LBO, a recapitalization and a follow-on equity offering

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CONFIDENTIAL

Situation Overview (cont’d)

Cougar also evaluated pursuing potential acquisitions throughout 2004 to continue to enhance the Company’s growth profile

In August 2004, Cougar pursued a recapitalization and tender offer to provide liquidity to Cougar shareholders

The recapitalization allowed Cougar’s shareholders to tender their shares at a tender price of $18.75 per share, a 25.8% premium to Cougar’s closing price the day prior to announcement

Over 93% of Cougar’s shareholders tendered their shares

In early 2005, CSFB again met with Cougar management to review the industry valuation environment and potential strategic alternatives for the Company and its major shareholders

Cougar engaged CSFB in June 2005 to assist the Company in reviewing strategic alternatives, including a potential sale of the Company

After a review of alternatives, the Company requested that CSFB assist in exploring a potential sale of the Company

In July 2005, after executing a CONFIDENTIALity and standstill agreement, Investcorp was invited to meet with management and perform limited due diligence based on its familiarity with the industry and significant interest expressed over the last twelve months in pursuing an acquisition of Cougar

In late July, Investcorp verbally indicated that it would be interested in pursuing an acquisition of Cougar for $26.50 to $27.50 per share

Based on this indication, Investcorp was invited to perform detailed due diligence in late August / early September and review a draft merger agreement

The Company believed that allowing Investcorp to submit a proposal in advance of the pending auction process indication date might incentivize Investcorp to offer an attractive proposal to the Company and its shareholders

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CONFIDENTIAL

Situation Overview (cont’d)

In mid-August, CSFB began, at the direction of the Company, contacting other potential acquirors

50 potential buyers were contacted (40 financial buyers, including Investcorp, and 10 strategic buyers)

24 potential buyers are currently reviewing CONFIDENTIAL Information Memorandums

An initial indication date for the auction process was set for September 20th

On September 13, Investcorp submitted a proposal to acquire Cougar for a per share purchase price of $25.50 and the assumption of existing debt

The proposal included fully committed financing by third parties, providing leverage in excess of 7x trailing EBITDA (commitments currently offered exclusively to Investcorp)

Key conditions included a break-up fee of 3.0% plus expenses, and successful negotiation of an employment agreement with key members of Cougar management

The proposal was contingent upon acceptance by Cougar in advance of receiving any indications to acquire the Company from other potential buyers

After reviewing the proposal with Cougar management and select Board members, Investcorp was informed that the proposal would not be accepted and that the Company would continue with the auction process

The following day, Investcorp increased its proposal to $26.00 per share and offered to reduce the break-up fee to 2.0% plus expenses

On September 16, following additional discussions with Cougar, Investcorp agreed to revise its proposal to $26.50 per share with a break-up fee of 2.0% plus expenses, indicating that this reflected a best and final offer

Investcorp’s proposal is contingent upon acceptance by Cougar in advance of receiving any indications to acquire the Company from any additional potential buyers

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CONFIDENTIAL

Cougar Three-Year Share Price Performance

Share Price Performance Since September 16, 2002 $28 $26 $24 $22 $20 $18 $16 $14 $12

9/16/02 1/15/03 5/17/03 9/16/03 1/16/04 5/16/04 9/15/04 1/15/05 5/17/05 9/16/05

1,500 1,250 1,000 750 500 250 0

Engaged CSFB to assist in exploring strategic alternatives in the 2003 Process

Project Calypso

Project Matchbox

Evaluated potential acquisition of Applied Systems

Announced $210M self tender offer at

$18.75 per share

Engaged CSFB to assist in exploring strategic alternatives

Began contacting buyers for Project Cougar

Hurricane Katrina hits New Orleans

Note: Project Calypso was a sale process of the Company to a group of potential strategic acquirors.

Project Matchbox was an evaluation of a potential merger with, or acquisition of, Mitchell International.

Over the past three years, Cougar’s share price has appreciated significantly.

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CONFIDENTIAL

Cougar Share Price Performance

3-Year Cougar Share Price Performance $28 $26 $24 $22 $20 $18 $16 $14 $12

9/16/02 1/15/03 5/17/03 9/16/03 1/16/04 5/16/04 9/15/04 1/15/05 5/17/05 9/16/05

1,000 800 600 400 200 0

Investcorp Proposal: $26.50 1-Day Prior $26.00 90-Day Avg. $24.20 1-Year Avg. $22.18

3-Year Relative Share Price Performance

220 200 180 160 140 120 100 80 60

9/16/02 1/15/03 5/17/03 9/16/03 1/16/04 5/16/04 9/15/04 1/15/05 5/17/05 9/16/05

3-Yr Return 1-Yr Return

103.1% 45.1%

69.3% 13.5%

39.8% 10.2%

19.1% 6.3%

Cougar NASDAQ S&P 500 Peer Composite

Source: FactSet Research Systems.

Note: Peer Composite Includes: ADP, Equifax, ChoicePoint, Fair Isaac, Reynolds & Reynolds, FactSet Data Systems, ProQuest and infoUSA.

Cougar has outperformed its peer group as well as the broader markets over the past three years.

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CONFIDENTIAL

Cougar Trading Volume

Six Month Trading Volume Range: 3/16/05 – 9/16/05

Percent of Total Shares Traded During Period $21.00 – $22.00

8.4% $22.00 – $23.00

16.9% $23.00 – $24.00

43.1% $24.00 – $25.00

17.0% $25.00 – $26.00

14.6%

Source: FactSet Research Systems.

Note: 4.8 million shares were traded during the six month period, representing 29.2% of the 16.6 million basic shares outstanding as of 7/29/05.

High Close: $26.00 Low Close: $21.22 Avg. Closing Price: $23.76

One Year Trading Volume Range: 9/16/04 – 9/16/05

Percent of Total Shares Traded During Period $17.00 – $18.00

4.4% $18.00 – $19.00

19.4% $19.00 – $20.00

2.6% $20.00 – $21.00

10.3% $21.00 – $22.00

16.4% $22.00 – $23.00

16.2% $23.00 – $24.00

20.5% $24.00 – $25.00

5.5% $25.00 – $26.00

4.7%

Source: FactSet Research Systems.

Note: 14.9 million shares were traded during the one year period, representing 89.7% of the 16.6 million shares outstanding as of 7/29/05.

High Close: $26.00 Low Close: $17.30 Avg. Closing Price: $22.18

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CONFIDENTIAL

2. Review of Investcorp Proposal

CONFIDENTIAL

Summary of Key Terms of the Proposal

Structure: Reverse merger in which MergerSub is merged with and into Cougar with Cougar as the surviving corporation; Taxable transaction to Cougar shareholders

Consideration: $26.50 in cash for each outstanding share of Cougar common stock

Significant Terms: Committed financing provided by JPMorgan / Wachovia and Goldman Sachs Customary representations and warranties Key closing conditions including stockholder approval, HSR approval (exclusive of acquisition of competitor), absence of injunction enjoining transaction, [negotiation of an employment arrangement with the CEO], a minimum of 10% dissenters’ rights and a minimum cash / maximum debt balance at closing of $40 million and $170 million, respectively. Voting agreement contemplated with Charlesbank and Capricorn, which terminates if full merger agreement is terminated

Deal Protection: No shop provision, subject to fiduciary out Merger agreement may be terminated by Cougar if Cougar’s Board determines to accept a Superior Proposal Superior Proposal: Acquisition proposal which would, if consummated, result in a transaction that is more favorable to Cougar’s stockholders and which is reasonably capable of being consummated on the terms proposed Break-up Fee: 2.0% of the transaction equity value, plus expenses (capped at [$2.5] Million) or [2.5%] of transaction equity value in total Investcorp may terminate the merger agreement if the Board changes its recommendation or decides to accept a Superior Proposal

Note: Based on draft dated 9/17/05 of the proposed Agreement and Plan of Merger. Company counsel will present a more detailed description of the terms of the agreement.

CONFIDENTIAL

Proposed Sources & Uses

($ in millions)

Sources & Uses

Estimated Excess Cash $35.0 Equity Purchase Price $494.5

Revolver 0.0 Refinance Existing Debt 169.6

Term Loan B 250.0 Estimated Fees and Expenses 45.0

OpCo Notes 110.0

Total OpCo Debt 360.0

HoldCo Notes 90.0

Total Debt 450.0

New Equity 224.1

Total Sources $709.1 Total Uses $709.1

Pro Forma Capitalization

Est. Rate Amount Cumulative Mult. Of LTM EBITDA (9/30/05)(1) % of Total Cap.

Cash $17.6

Revolver L+250 $0.0 0.0x 0.0%

Term Loan B L+250 250.0 4.2x 37.1%

Total Senior Debt $250.0 4.2x 37.1%

OpCo Notes 10.5% 110.0 1.9x 16.3%

Total OpCo Debt $360.0 6.1x 53.4%

HoldCo Notes (PIK for 5 years) 12.5% 90.0 1.5x 13.4%

Total Debt $450.0 7.6x 66.8%

Shareholder’s Equity $224.1 33.2%

Total Capitalization $674.1 100.0%

Source: Cougar Management; Investcorp Proposal. Note: Assumes transaction closes 12/31/05.

(1) Reflects pro forma financial results as presented in Cougar Management’s Base Case adjusted to include public company expenses of $3.2M for the

LTM period ended 9/30/05. Excluding public company expenses results in total debt / Pro Forma LTM EBITDA of approximately 7.25x.

CONFIDENTIAL

3. Valuation Analysis

CONFIDENTIAL

Purchase Price Analysis

($ in millions, except per share figures)

Proposed Per Share Purchase Price	$26.50

Share Price Premium Analysis[1]

	Price	Premium
52-Week High Closing Price	$26.00	1.9%
52-Week Low Closing Price	$17.30	53.2%
One Day Prior	$26.00	1.9%
One Week Prior	$24.72	7.2%
30 Day Average	$24.53	8.0%
60 Day Average	$24.50	8.2%
90 Day Average	$24.20	9.5%
1 Year Average	$22.18	19.5%
2 Year Average	$19.53	35.7%
30 Days Prior	$23.17	14.4%
60 Days Prior	$25.45	4.1%
90 Days Prior	$22.09	20.0%
1 Year Prior	$17.94	47.7%
2 Years Prior	$16.59	59.7%

Proposed Per Share Purchase Price	**$26.50**
Fully Diluted Shares[2]	18.7
Equity Value	$494.5
(–) Cash (estimated as of 6/30/05)[3]	35.6
(+) Total Debt (estimated as of 6/30/05)	169.6
Enterprise Value	$628.5

Enterprise Value /	Data[4][5]	Multiple
LTM Revenue	$200.0	3.1x
2005E Revenue	204.1	3.1x
2006E Revenue	213.7	2.9x
LTM EBITDA As Adjusted[6]	$55.6	11.3x
LTM Pro Forma EBITDA	57.2	11.0x
2005E Pro Forma EBITDA	59.8	10.5x
2006E Pro Forma EBITDA	63.4	9.9x
Consideration Per Share /		
2005E IBES Consensus EPS	$1.33	19.9x
2006E IBES Consensus EPS	1.46	18.2x
2005E Pro Forma Earnings Per Share	1.41	18.8x
2006E Pro Forma Earnings Per Share	1.58	16.8x

Source: Cougar Management.
(1) Based on share price of $26.00 as of 9/16/05.
(2) Reflects outstanding shares, options and warrants as of June 30, 2005 calculated using the treasury method. See appendix for additional detail.
(3) Reflects reported cash and debt position as of 6/30/05 adjusted for an expected incremental cash receipt of $5.0M resulting from the ChoiceParts settlement.
(4) Reflects pro forma financial results as presented in Cougar Management's Base Case adjusted to include public company expenses of $3.6M, $2.5M and $2.0M in the LTM, 2005E and 2006E periods respectively.
(5) LTM as of 6/30/05.
(6) As reported in public filings excluding one-time charges related to restructuring, litigation and non-cash stock compensation.

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CONFIDENTIAL

Cougar Valuation Summary

Implied Share Price[(1)(2)]


Proposed Purchase Price: $26.50
$28.50
$22.00
$28.00
$22.25
$32.50
$24.00
$27.00
$23.00
$26.00
$17.30

Year		Comparable Company Analysis			Comparable Acquisition Analysis			Base Case DCF Analysis[(5)]			LBO Analysis			52-Week Trading Range
As Adj. LTM EBITDA (6/30/05)[(3)]	$55.6	9.7x	–	12.0x	9.8x	–	11.8x	10.4x	–	13.4x	10.0x	–	11.5x	
PF LTM EBITDA (6/30/05)[(4)]	$57.2	9.4x	–	11.7x	9.5x	–	11.5x	10.1x	–	13.1x	9.8x	–	11.2x	
2005E PF EBITDA[(4)]	$59.8	9.0x	–	11.2x	9.1x	–	11.0x	9.7x	–	12.5x	9.4x	–	10.7x	
2006E PF EBITDA[(4)]	$63.4	8.5x	–	10.5x	8.6x	–	10.4x	9.1x	–	11.8x	8.8x	–	10.1x	
2006E IBES Consensus EPS	$1.46	15.1x	–	19.5x	15.3x	–	19.2x	16.5x	–	22.3x	15.8x	–	18.5x	
2006E PF EPS[(4)]	$1.58	13.9x	–	18.0x	14.1x	–	17.7x	15.2x	–	20.6x	14.6x	–	17.1x	

Source: Cougar Management's financial forecast.

(1) Reflects outstanding shares, options and warrants as of June 30, 2005 calculated using the treasury method. See appendix for additional detail.

(2) Reflects reported cash and debt position as of 6/30/05 adjusted for an expected incremental cash receipt of $5.0M resulting from the ChoiceParts settlement.

(3) As reported in public filings excluding one-time charges related to litigation and non-cash stock compensation. As of 6/30/05.

(4) Reflects pro forma financial results as presented in the Cougar Management Base Case adjusted to include public company expenses of $3.6M, $2.5 M and $2.0 M for the LTM, 2005E and 2006E periods, respectively. As of 6/30/05.

(5) Excludes effect of certain sensitivities described on page 23.

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CONFIDENTIAL

Overview of Financial Projections

CSFB has analyzed two different two different financial projections, as well as various sensitivities provided by the Company’s management in performing its valuation

CIM Case

Represents management’s estimate of an achievable upside case, but not the most likely case

The CIM Case projections reflect significant acceleration in revenue growth from new customer wins and new product introductions

Margin expansion is driven by operating leverage, assumed rapid acceptance of new products and keeping SG&A expense relatively low

Base Case

Represents management’s estimate of the most likely case

The Base Case also reflects significant improvement in revenue growth and margins versus the Company’s historical performance

Key assumptions reflect a slower product introduction cycle resulting in a delay in margin expansion and slower revenue growth than the CIM Case

Management has also provided CSFB with an analysis of several areas of possible risk to the Base Case

Given management’s view that there is potential risk in operating assumptions in the Base Case, CSFB has also analyzed several sensitivities to these operating assumptions

CONFIDENTIAL

Cougar Financial Forecast

Base Case

($ in millions)

2003A 2004A 2005A/E 2002A–05E CAGR 2006E 2007E 2008E 2009E 2010E 2005E–10E CAGR

Revenue $193.4 $198.7 $204.1 2.1% $213.7 $225.9 $239.0 $253.0 $268.1 5.6%

% Growth 0.8% 2.7% 2.7% 4.7% 5.7% 5.8% 5.9% 6.0%

EBIT $40.5 $32.8 $47.5 8.4% $54.9 $60.3 $67.4 $75.2 $83.7 12.0%

Pro Forma Adjustments 3.8 13.6 3.9 0.0 0.0 0.0 0.0 0.0

Pro Forma EBIT(1) $44.3 $46.5 $51.4 9.6% $54.9 $60.3 $67.4 $75.2 $83.7 10.3%

% Margin 22.9% 23.4% 25.2% 25.7% 26.7% 28.2% 29.7% 31.2%

Pro Forma EBITDA(1) $52.2 $53.9 $59.8 9.0% $63.4 $68.8 $76.0 $83.8 $92.3 9.1%

% Margin 27.0% 27.2% 29.3% 29.7% 30.5% 31.8% 33.1% 34.4%

Capital Expenditures $7.5 $6.0 $7.0 (6.7%) $8.2 $8.5 $8.7 $9.0 $9.2 5.7%

% of Revenues 3.9% 3.0% 3.4% 3.9% 3.8% 3.7% 3.6% 3.4%

CIM Case

($ in millions)

2003A 2004A 2005A/E 2002A–05E CAGR 2006E 2007E 2008E 2009E 2010E 2005E–10E CAGR

Revenue $193.4 $198.7 $204.1 2.1% $219.0 $233.0 $250.0 $269.7 $288.5 7.2%

% Growth 0.8% 2.7% 2.7% 7.3% 6.4% 7.3% 7.9% 7.0%

EBIT $40.5 $32.8 $47.5 8.4% $59.6 $66.5 $73.7 $82.1 $90.7 13.8%

Pro Forma Adjustments 3.8 13.6 3.9 0.0 0.0 0.0 0.0 0.0

Pro Forma EBIT(1) $44.3 $46.5 $51.4 9.6% $59.6 $66.5 $73.7 $82.1 $90.7 12.0%

% Margin 22.9% 23.4% 25.2% 27.2% 28.5% 29.5% 30.5% 31.4%

Pro Forma EBITDA(1) $52.2 $53.9 $59.8 9.0% $68.1 $74.6 $82.0 $90.7 $99.5 10.7%

% Margin 27.0% 27.2% 29.3% 31.1% 32.0% 32.8% 33.6% 34.5%

Capital Expenditures $7.5 $6.0 $7.0 (6.7%) $8.2 $8.5 $8.7 $9.0 $9.2 5.7%

% of Revenues 3.9% 3.0% 3.4% 3.8% 3.6% 3.5% 3.3% 3.2%

Source: Cougar Management.

Note: See appendix for additional detail on pro forma adjustments.

(1) Reflects pro forma financial results presented in Cougar Management’s respective case adjusted to include public company expenses.

CONFIDENTIAL

Historical Performance Considerations

($ in millions)

	2002			2003			2004			2005E		
	Budget	Actual	Diff.	Budget	Actual	Diff.	Budget	Actual	Diff.	Budget	Actual /Fcst.	Diff.
Revenue	$195.0	$191.9	(1.6%)	$202.0	$193.4	(4.3%)	$210.0	$198.7	(5.4%)	$209.0	$204.1	(2.4%)
% Growth	--	--	--	*5.3%*	*0.8%*	*(4.5%)*	*8.6%*	*2.7%*	*(5.9%)*	*5.2%*	*2.7%*	*(2.5%)*
Expenses												
Product & Customer Support	$29.8	$28.4	(4.9%)	$28.2	$31.9	12.9%	$32.0	$32.3	1.1%	$34.2	$34.5	0.8%
Commissions, Licenses & Royalties	10.5	10.4	(0.4%)	10.2	11.7	14.7%	12.3	12.5	2.3%	13.8	13.5	(1.8%)
SG&A	83.5	77.4	(7.2%)	78.7	68.1	(13.4%)	76.6	71.9	(6.1%)	76.5	75.5	(1.3%)
D&A	9.1	9.1	(0.2%)	8.3	7.9	(5.1%)	8.0	7.5	(6.3%)	8.6	8.4	(1.7%)
Product Development & Programming	27.2	28.4	4.2%	32.5	32.2	(0.9%)	31.3	30.2	(3.5%)	27.4	27.1	(1.3%)
Total Expenses	$160.1	$153.7	(4.0%)	$158.0	$151.8	(3.9%)	160.0	154.4	(3.5%)	160.5	159.0	(0.9%)
Operating Income	$34.9	$38.2	9.3%	$44.0	$41.5	(5.6%)	$50.0	$44.3	(11.5%)	$48.5	$47.5	(2.1%)
% Margin	*17.9%*	*19.9%*	*2.0%*	*21.0%*	*21.5%*	*(0.3%)*	*23.8%*	*22.3%*	*(1.5%)*	*23.2%*	*23.3%*	*0.1%*
EBITDA	$44.0	$47.2	7.3%	$52.3	$49.4	(5.5%)	$58.0	$51.7	(10.7%)	$57.1	$55.9	(2.0%)
% Margin	*22.6%*	*24.6%*	*2.1%*	*25.9%*	*25.6%*	*(0.3%)*	*27.6%*	*26.0%*	*(1.6%)*	*27.3%*	*27.4%*	*0.1%*

Source: Cougar Management. Actual / Forecast 2005 data reflects Cougar Management Base Case excluding all pro forma adjustments.

Observations

- Over the past several years, aggressive budget and management incentive targets have proven difficult to achieve
  - Active cost management efforts have helped minimize the impact to earnings resulting from the revenue shortfall
- A significant portion of cost management efforts have been focused on SG&A
  - However, continued cost management may become increasingly difficult to achieve while driving increased revenue growth

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CONFIDENTIAL

Historical Performance Considerations (cont’d)

($ in millions)

Actual / Forecast Base Case

2002A 2003A 2004A 2005E 2002A–05E 2006E 2007E 2008E 2009E 2010E 2005E–10E

CAGR CAGR

Revenue $191.9 $193.4 $198.7 $204.1 2.1% $213.7 $225.9 $239.0 $253.0 $268.1 5.6%

$Growth 3.9 1.5 5.3 5.4 9.7 12.2 13.1 14.1 15.1

% Growth 2.1% 0.8% 2.7% 2.7% 4.7% 5.7% 5.8% 5.9% 6.0%

CAGR CAGR

Pro Forma Operating Income $39.1 $44.3 $46.5 $51.4 9.6% $54.9 $60.3 $67.4 $75.2 $83.7 10.3%

$Growth 26.9 5.3 2.2 4.9 3.5 5.4 7.1 7.8 8.6

% Growth NM 13.4% 4.9% 10.5% Average 0.1 9.8% 11.8% 11.6% 11.4% Average

% Margin 20.4% 22.9% 23.4% 25.2% 23.0% 25.7% 26.7% 28.2% 29.7% 31.2% 28.3%

Change in Margin (bps) 139 256 48 177 155 51 100 152 152 152 121

CAGR CAGR

Pro Forma EBITDA $46.1 $52.2 $53.9 $59.8 9.0% $63.4 $68.8 $76.0 $83.8 $92.3 9.1%

$Growth 22.1 6.1 1.7 5.8 2.6 5.4 7.1 7.8 8.5

% Growth 54.1% 13.3% 3.3% 10.8% Average 6.1% 8.5% 10.4% 10.3% 10.2% Average

% Margin 23.8% 27.0% 27.2% 29.3% 26.8% 29.7% 30.5% 31.8% 33.1% 34.4% 31.9%

Change in Margin (bps) 111 317 14 214 164 38 80 132 132 132 103

Source: Cougar Management. Reflects Cougar Management Base Case adjusted to include public company expenses.

Observations

The Base Case suggests a sustainable, accelerated growth rate over the forecast period

While some visibility exists for 2006E, 2007E and beyond are dependent on new customer wins and increased traction with new products

Additionally, the Base Case suggests meaningful continued margin improvement over the forecast period

Cougar has demonstrated its ability to effectively increase margins over the past several years

However, margin improvement may become increasingly difficult as the overall margin levels increase

CONFIDENTIAL

Comparable Company Analysis

Comparable Trading Multiples

($ in millions)

2006E Total Debt / I/B/E/S 2006E

Company Stock Price % of 52 Week High Equity Value Enterprise Value EV / EBITDA CY05E P/E CY06E CY05E CY06E Revenue Growth Total Debt / LTM EBITDA I/B/E/S LT Growth EBITDA Margin 2006e PEG Ratio

Cougar (Street Projections)(1) $26.00 99.8% $479 $613 10.7x 10.1x 19.5x 17.8x 4.5% 28.2% 3.1x 16.3% 1.1x

Automatic Data Processing $41.70 90.0% $24,267 $22,672 11.2x 10.3x 22.9x 21.0x 7.2% 23.3% 0.0x 11.9% 1.8x

Equifax 34.60 90.9% 4,620 5,238 10.5x 9.8x 19.0x 17.4x 8.6% 34.7% 1.4x 9.8% 1.8x

ChoicePoint 43.06 89.8% 4,062 4,131 12.0x 10.9x 24.2x 21.1x 9.0% 33.5% 0.2x 16.7% 1.3x

Fair Isaac 42.03 98.3% 2,883 3,029 13.0x 12.6x 22.3x 19.8x 8.0% 27.1% 1.7x 13.3% 1.5x

Reynolds & Reynolds 27.93 95.7% 2,175 2,133 10.4x 9.4x 19.1x 16.3x 1.2% 22.9% 0.6x NA NA

ProQuest 36.09 95.0% 1,089 1,630 7.6x 6.9x 15.9x 13.0x 7.6% 37.0% 3.2x 11.5% 1.1x

FactSet Data Systems 32.55 82.4% 1,580 1,490 11.4x 10.4x 22.7x 20.2x 10.2% 40.3% 0.0x 15.3% 1.3x

infoUSA 10.69 80.4% 581 760 8.2x 7.4x 19.4x 16.6x 2.1% 26.5% 2.3x NA NA

Mean 90.3% 10.5x 9.7x 20.7x 18.2x 6.7% 30.7% 1.6x 13.1% 1.5x

Note: Stock price as of 9/16/2005.

Source: Public company filings and Investext equity research. All figures are calendarized.

(1) Reflects 6/30/05A balance sheet adjusted for an expected incremental cash receipt of $5.0M resulting from ChoiceParts settlement. Reflects outstanding shares as of 7/29/05.

and exercisable options and warrants as of Company’s 10-K filings for the period ended 12/31/04.

Reference Range

($ in millions)

Cougar Implied

Performance Multiple Range Per Share Valuation

EBITDA

2005E Pro Forma Base Case $59.8 9.0x – 11.0x $21.94 – $28.43

2006E Pro Forma Base Case 63.4 8.5x – 10.5x $21.99 – $28.88

EPS

2005E Pro Forma Base Case $1.41 18.0x – 20.0x $25.38 – $28.20

2006E Pro Forma Base Case $1.58 16.5x – 18.0x $26.07 – $28.44

CONFIDENTIAL

Comparable Transaction Analysis

Comparable Transaction Multiples

($ in millions)

Date Announced	Target / Acquiror	Enterprise Value	Enterprise Value / Revenue LTM	Enterprise Value / Revenue FY1+	Enterprise Value / EBITDA LTM	Enterprise Value / EBITDA FY1+
09/15/05	BISYS Information Svcs Group / Open Solutions[1]	$470	NA	NA	5.0x	NA
04/25/05	Double Click / Hellman & Friedman[2]	792	2.0x	1.8x	13.2x	12.9x
03/28/05	Digital Impact / Acxiom	117	2.8x	2.4x	NM	NA
03/22/05	First American (CIG Group) / First Advantage	616	2.4x	NA	9.6x	NA
02/22/05	Insurance Auto Auctions / Kelso & Co.	385	1.6x	NA	11.3x	NA
10/12/04	Epsilon Data / Alliance Data Systems	300	NA	2.5x	NA	10.0x
10/04/04	Applied Systems / Vista Equity Partners[3]	NA	NA	NA	11.0x	NA
07/13/04	National Processing / Bank of America	1,136	2.3x	2.1x	10.5x	9.3x
05/18/04	Kroll / Marsh & McLennan	1,808	3.3x	2.5x	15.5x	11.6x
05/17/04	NYCE / Metavante	610	4.3x	1.4x	9.7x	9.5x
04/29/04	OneSource / infoUSA	82	1.4x	NA	14.8x	NA
04/27/04	Marshall & Swift / MacDonald Dettwiler	340	4.9x	NA	NA	NA
04/26/04	London Bridge Software / Fair Issac	261	2.6x	2.5x	25.9x	18.3x
04/16/04	Group1 Software / Pitney Bowes	321	2.9x	2.4x	13.4x	NA
04/06/04	Barra / Morgan Stanley	609	4.0x	3.8x	12.2x	10.7x
08/11/03	DolEx / Global Payments	200	2.7x	2.3x	8.6x	5.7x
06/24/03	Factual Data / Kroll	117	1.7x	1.7x	6.2x	6.0x
04/02/03	Concord / First Data	6,055	5.3x	4.3x	10.8x	9.6x
02/18/03	Multex / Reuters Group	196	2.2x	2.1x	NM	14.1x
01/06/03	Pro Business Services / ADP	443	2.6x	2.6x	NM	17.2x
12/05/02	Hoovers / Dun & Bradstreet	81	2.5x	NA	25.2x	NA
11/14/02	EDS Consumer Network Services / Fiserv	320	NA	2.1x	NA	NA
09/18/02	Advantage Payroll / Paychex	315	4.7x	NA	27.3x	NA
04/29/02	HNC Software / Fair Isaac	672	2.9x	2.7x	8.8x	7.4x
06/07/01	NOVA Corp (GA) / US Bancorp	2,350	1.5x	1.4x	9.6x	8.7x
	Mean		**2.9x**	**2.4x**	**13.1x**	**10.8x**
	Median		**2.6x**	**2.4x**	**11.1x**	**9.8x**

Reference Range

($ in millions)

	Cougar Performance	Multiple Range			Implied Per Share Valuation		
LTM EBITDA As Adjusted (6/30/05)	$55.6	9.5x	–	11.5x	$21.42	–	$27.46
NTM PF Base Case EBITDA	61.9	9.0x	–	10.5x	$22.95	–	$27.98

Source: SDC Platinum, company press releases and Wall Street equity research.

(1) Source: CSFB Research. Multiples reflect $300 million of estimated net proceeds after tax and closing costs.

(2) Multiples reflect $176 million of estimated NOLs.

(3) CSFB estimate.

CREDIT SUISSE | FIRST BOSTON

20

CONFIDENTIAL

DCF Analysis – Base Case

($ in millions)

Fiscal Year Ending December 31, CAGR

2004A 2005A/E 2006E 2007E 2008E 2009E 2010E 2005E—2010E

Revenue $198.7 $204.1 $213.7 $225.9 $239.0 $253.0 $268.1 5.6%

% Growth 2.7% 2.7% 4.7% 5.7% 5.8% 5.9% 6.0%

Pro Forma EBITDA(1) $53.9 $59.8 $63.4 $68.8 $76.0 $83.8 $92.3 9.1%

% Margin 27.2% 29.3% 29.7% 30.5% 31.8% 33.1% 34.4%

D&A $7.5 $8.4 $8.5 $8.6 $8.6 $8.6 $8.6

% of Sales 3.8% 4.1% 4.0% 3.8% 3.6% 3.4% 3.2%

CapEx $7.0 $7.0 $8.2 $8.5 $8.7 $9.0 $9.2

% of Sales 3.5% 3.4% 3.9% 3.8% 3.7% 3.6% 3.4%

Inc. / (Dec.) in NWC $1.1 $0.1 $7.3 ( $0.2) ( $0.0) $0.0 $0.0

% of Sales 0.5% 0.1% 3.4% (0.1%) (0.0%) 0.0% 0.0%

Unlevered Free Cash Flow $28.0 $32.9 $26.7 $37.3 $41.3 $45.8 $50.8

% of Sales 14.1% 16.1% 12.5% 16.5% 17.3% 18.1% 19.0%

Source: Cougar Management.

Note: Valuation discounted to 12/31/05E.

(1) Reflects pro forma financial results as presented in the Cougar Management Base Case adjusted to include $2.5M of public company expenses in 2005A/E and $2.0M per annum thereafter.

IMPLIED SHARE PRICE(2)

Terminal LTM EBITDA Multiple

9.0x 9.5x 10.0x 10.5x 11.0x

11.5% $26.69 $28.12 $29.56 $30.99 $32.43

Discount 12.0% $26.01 $27.42 $28.82 $30.22 $31.63

Rate 12.5% $25.35 $26.73 $28.10 $29.47 $30.84

13.0% $24.71 $26.05 $27.40 $28.74 $30.08

13.5% $24.09 $25.40 $26.71 $28.03 $29.34

IMPLIED PERPETUITY GROWTH RATE

Terminal LTM EBITDA Multiple

9.0x 9.5x 10.0x 10.5x 11.0x

11.5% 5.1% 5.4% 5.7% 5.9% 6.2%

Discount 12.0% 5.5% 5.9% 6.2% 6.4% 6.7%

Rate 12.5% 6.0% 6.3% 6.6% 6.9% 7.1%

13.0% 6.5% 6.8% 7.1% 7.4% 7.6%

13.5% 7.0% 7.3% 7.6% 7.8% 8.1%

(2) Reflects outstanding shares, options and warrants as of June 30, 2005 calculated using the treasury method. See appendix for additional detail. Note: Terminal LTM EBITDA based on 2010E EBITDA.

CONFIDENTIAL

DCF Sensitivity Analysis – Base Case

10.0x Terminal Exit Multiple / 12.5% Discount Rate

Shaded rows reflect Base Case metrics

IMPLIED SHARE PRICE

Implied 2005E -2010E CAGR

0.6% 1.6% 2.6% 3.6% 4.6% 5.6% 6.6% 7.6%

32.9% $21.97 $23.31 $24.69 $26.13 $27.63 $29.17 $30.78 $32.44

Average 31.9% $21.10 $22.40 $23.75 $25.15 $26.60 $28.10 $29.66 $31.27

2006E-2010E 30.9% $20.24 $21.49 $22.80 $24.16 $25.56 $27.02 $28.54 $30.10

EBITDA 29.9% $19.37 $20.59 $21.86 $23.17 $24.53 $25.95 $27.41 $28.93

Margin 28.9% $18.50 $19.68 $20.91 $22.18 $23.50 $24.87 $26.29 $27.76

27.9% $17.63 $18.78 $19.96 $21.19 $22.47 $23.80 $25.17 $26.60

26.9% $16.76 $17.87 $19.02 $20.21 $21.44 $22.72 $24.05 $25.43

Reflects 2002–2005E CAGR of 2.1% and 2005E Pro Forma EBITDA margin of 29.3%

9.0x Terminal Exit Multiple / 12.5% Discount Rate

IMPLIED SHARE PRICE

Implied 2005E –2010E CAGR

0.6% 1.6% 2.6% 3.6% 4.6% 5.6% 6.6% 7.6%

32.9% $19.75 $20.98 $22.25 $23.57 $24.93 $26.35 $27.82 $29.34

Average 31.9% $18.95 $20.14 $21.37 $22.65 $23.98 $25.35 $26.78 $28.26

2006E–2010E 30.9% $18.14 $19.30 $20.49 $21.73 $23.02 $24.36 $25.74 $27.17

EBITDA 29.9% $17.34 $18.46 $19.62 $20.82 $22.07 $23.36 $24.70 $26.09

Margin 28.9% $16.53 $17.62 $18.74 $19.90 $21.11 $22.37 $23.67 $25.01

27.9% $15.73 $16.77 $17.86 $18.99 $20.16 $21.37 $22.63 $23.93

26.9% $14.92 $15.93 $16.98 $18.07 $19.20 $20.38 $21.59 $22.85

Source: Cougar Management’s Base Case.

CONFIDENTIAL

Potential Risks in Base Case

Factor	Base Case	Considerations	Sensitivity	Annual Impact	
Customer retention - Top 10 insurance customers	All retained during 2006 - 2010	In past 5 years, Cougar has only lost 1 Top 10 customer (Progressive) in full	Loss of 1 Top 10 customer during 2006	Rev: Op Inc:	$5M–$8M $3M–$5M
Pricing pressure - Top 30 insurance accounts	5% annual price decline	Improved focus on consultative sales approach and bundle selling	Annual price decline increases to 10%	Rev: Op Inc:	$2M $2M
Workflow revenue growth	Workflow CAGR of 16%	Workflow CAGR of 9% over last 3 years with web-based products only beginning to ramp-up	Workflow CAGR of 10% due to lower adoption rates and competition	Rev: Op Inc:	$3M $1M–$2M
Pricing pressure - repair facilities	0% annual price decline	Stable pricing for several years Shops lack purchasing power / rely on Cougar products to deliver business to them via DRP	Annual price decline increases to 2% - 3%	Rev: Op Inc:	$2M–$3M $2M–$3M
Expense reduction initiatives	$2M in annual savings from new contracts for hosting and product development	Early in process of achievement; initial signs are mixed	Only 50% of target is achieved	Rev: Op Inc:	No Impact $1M
Marketing and training initiative costs	$2M increase for 10 additional sales people plus $1M incremental mktg investment	Unlikely that the further resources would need to be added to gain effective coverage	$1M incremental costs	Rev: Op Inc:	No Impact $1M
Information security demands from customers	No change from current operations	Costs likely to be passed on to customers via higher pricing	Increased investment in information security	Cap Ex:	$1M
Scalability of web services infrastructure	Current web infrastructure is scalable	Web infrastructure is currently scaling well with revenue growth	Increased investment in incremental capacity	Cap Ex:	$1M–$2M
			Total	Rev: Op Inc: Cap Ex:	$12M–$21M $10M–$14M $2M–$3M

- *Avoiding these business risks could allow the Company to achieve the Base Case*
- *Additionally, incremental contract wins, additional traction in new products and accelerated margin improvement could facilitate the Company achieving the CIM Case*

Implied per Share Value Impact of $1M Operating Income Reduction: ~$0.40 per share.

Source: Cougar Management.
Note: Implied per share value impact based on DCF calculation assuming 12.5% discount rate and 10.0x terminal multiple.

CREDIT SUISSE | FIRST BOSTON

23

CONFIDENTIAL

DCF Analysis – CIM Case

($ in millions)

Fiscal Year Ending December 31, CAGR

2004A 2005A/E 2006E 2007E 2008E 2009E 2010E 2005E—2010E

Revenue $198.7 $204.1 $219.0 $233.0 $250.0 $269.7 $288.5 7.2%

% Growth 2.7% 2.7% 7.3% 6.4% 7.3% 7.9% 7.0%

Pro Forma EBITDA(1) $53.9 $59.8 $67.1 $74.6 $82.0 $90.7 $99.5 10.7%

% Margin 27.2% 29.3% 31.1% 32.0% 32.8% 33.6% 34.5%

D&A $7.5 $8.4 $8.5 $8.2 $8.3 $8.6 $8.8

% of Sales 3.8% 4.1% 3.9% 3.5% 3.3% 3.2% 3.1%

CapEx $7.0 $7.0 $8.2 $8.5 $8.7 $9.0 $9.2

% of Sales 3.5% 3.4% 3.8% 3.6% 3.5% 3.3% 3.2%

Inc. / (Dec.) in NWC $1.1 $0.1 $7.6 ( $0.2) ( $0.2) ( $0.3) ( $0.2)

% of Sales 0.5% 0.1% 3.5% (0.1%) (0.1%) (0.1%) (0.1%)

Unlevered Free Cash Flow $28.0 $32.9 $28.8 $40.7 $45.2 $50.4 $55.5

% of Sales 14.1% 16.1% 13.1% 17.5% 18.1% 18.7% 19.3%

Source: Cougar Management.

Note: Valuation discounted to 12/31/05E.

(1) Reflects pro forma financial results as presented in the Cougar Management CIM Case adjusted to include $2.5M of public company expenses in 2005A/E and $2.0M per annum thereafter.

IMPLIED SHARE PRICE(2)

Terminal LTM EBITDA Multiple

30.9 9.0x 9.5x 10.0x 10.5x 11.0x

11.5% $29.39 $30.93 $32.48 $34.03 $35.57

Discount 12.0% $28.66 $30.17 $31.68 $33.19 $34.71

Rate 12.5% $27.95 $29.43 $30.90 $32.38 $33.86

13.0% $27.25 $28.70 $30.15 $31.59 $33.04

13.5% $26.58 $27.99 $29.41 $30.82 $32.24

IMPLIED PERPETUITY GROWTH RATE

Terminal LTM EBITDA Multiple

6.6% 9.0x 9.5x 10.0x 10.5x 11.0x

11.5% 5.0% 5.3% 5.6% 5.9% 6.1%

Discount 12.0% 5.5% 5.8% 6.1% 6.3% 6.6%

Rate 12.5% 5.9% 6.3% 6.6% 6.8% 7.1%

13.0% 6.4% 6.7% 7.0% 7.3% 7.5%

13.5% 6.9% 7.2% 7.5% 7.8% 8.0%

(2) Reflects outstanding shares, options and warrants as of June 30, 2005 calculated using the treasury method. See appendix for additional detail. Note: Terminal LTM EBITDA based on 2010E EBITDA.

CONFIDENTIAL

LBO Analysis – Base Case

Sources & Uses

($ in millions)

Sources:

Estimated Excess Cash $35.0

Revolver @ L+270 –

Term Loan B @ L+250 205.0

Senior Subordinated Notes 150.0

Total Debt $390.0

New Equity 319.1

Total Sources $709.1

Uses:

Equity Purchase Price $494.5

Refinance Existing Debt 169.6

Estimated Fees and Expenses 45.0

Total Uses $709.1

Implied Returns

Per Share Purchase Price

(Implied PF 2005E EBITDA Multiple)

Exit $22.00 $23.00 $24.00 $25.00 $26.00 $27.00

Mutiple 9.0x 9.4x 9.7x 10.0x 10.4x 10.7x

9.0x 22.6% 20.6% 18.8% 17.2% 15.6% 14.2%

9.5x 24.3% 22.3% 20.5% 18.8% 17.3% 15.8%

10.0x 26.0% 23.9% 22.1% 20.4% 18.8% 17.4%

10.5x 27.5% 25.4% 23.6% 21.8% 20.3% 18.8%

11.0x 29.0% 26.9% 25.0% 23.3% 21.7% 20.2%

Summary Financial Projections

($ in millions)

PF LTM PF Fiscal Year Ending December 31, ‘05-10E

9/30/05 2005E 2006E 2007E 2008E 2009E 2010E CAGR

Revenue $202.4 $204.1 $213.7 $225.9 $239.0 $253.0 $268.1 5.6%

% Growth — — 4.7% 5.7% 5.8% 5.9% 6.0%

Pro Forma EBITDA(1) $58.9 $59.8 $63.4 $68.8 $76.0 $83.8 $92.3 9.1%

% Margin 29.1% 29.3% 29.7% 30.5% 31.8% 33.1% 34.4%

Cash Flow

Adj. EBITDA $59.8 $63.4 $68.8 $76.0 $83.8 $92.3

Cash Interest (28.2) (28.2) (27.2) (26.0) (24.0) (21.5)

Cash Taxes (6.4) (7.8) (10.3) (13.5) (17.2) (21.5)

Capital Expenditures (7.9) (8.2) (8.5) (8.7) (9.0) (9.2)

Change in Net Working Capital — (7.3) 0.2 0.0 (0.0) (0.0)

Other — 10.3 0.0 0.0 0.0 0.0

Cash Available for Debt Paydown $17.3 $22.2 $23.1 $27.8 $33.6 $40.1

Balance Sheet and Credit Stats

Cash $17.6 $17.6 $17.6 $17.6 $17.6 $17.6 $17.6

Revolver 0.0 0.0 0.0 0.0 0.0 0.0 0.0

Term Loan B 205.0 205.0 182.8 159.7 131.9 98.3 58.2

Senior Subordinated Notes 150.0 150.0 150.0 150.0 150.0 150.0 150.0

Total Debt $355.0 $355.0 $332.8 $309.7 $281.9 $248.3 $208.2

Shareholders’ Equity 319.1 319.1 340.5 356.9 378.4 406.0 440.3

Total Capitalization $674.1 $674.1 $673.3 $666.6 $660.3 $654.3 $648.5

Total Debt / Capitalization 52.7% 52.7% 49.4% 46.5% 42.7% 38.0% 32.1%

Total Debt / LTM PF EBITDA 6.0x 5.9x 5.2x 4.5x 3.7x 3.0x 2.3x

Source: Cougar Management.

Note: Assumes transaction closes at 12/31/05. Assumes purchase price of $26.50 per share.

(1) Reflects pro forma financial results as presented in Cougar Management’s Base Case adjusted to include public company expenses of $3.6M and $2.5M during the LTM and 2005E periods respectively. Estimated public company expenses of $2.0M per annum are included for 2006E – 2010E.

CONFIDENTIAL

LBO Analysis – CIM Case

Sources & Uses

($ in millions)

Sources:

Estimated Excess Cash $35.0

Revolver @ L+270 –

Term Loan B @ L+250 205.0

Senior Subordinated Notes 150.0

Total Debt $390.0

New Equity 319.1

Total Sources $709.1

Uses:

Equity Purchase Price $494.5

Refinance Existing Debt 169.6

Estimated Fees and Expenses 45.0

Total Uses $709.1

Implied Returns

Per Share Purchase Price

(Implied PF 2005E EBITDA Multiple)

Exit $22.00 $23.00 $24.00 $25.00 $26.00 $27.00

Mutiple 9.0x 9.4x 9.7x 10.0x 10.4x 10.7x

9.0x 25.7% 23.7% 21.8% 20.1% 18.6% 17.1%

9.5x 27.4% 25.3% 23.5% 21.7% 20.2% 18.7%

10.0x 29.0% 26.9% 25.0% 23.3% 21.7% 20.2%

10.5x 30.5% 28.4% 26.5% 24.7% 23.1% 21.6%

11.0x 32.0% 29.8% 27.9% 26.1% 24.5% 22.9%

Illustrative Financial Projections

($ in millions)

PF LTM PF Fiscal Year Ending December 31, ‘05-10E

9/30/05 2005E 2006E 2007E 2008E 2009E 2010E CAGR

Revenue $202.4 $204.1 $219.0 $233.0 $250.0 $269.7 $288.5 7.2%

% Growth — — 7.3% 6.4% 7.3% 7.9% 7.0%

Pro Forma EBITDA(1) $58.9 $59.8 $68.1 $74.6 $82.0 $90.7 $99.5 10.7%

% Margin 29.1% 29.3% 31.1% 32.0% 32.8% 33.6% 34.5%

Cash Flow

Adj. EBITDA $59.8 $68.1 $74.6 $82.0 $90.7 $99.5

Cash Interest (28.2) (28.2) (27.0) (25.5) (23.2) (20.4)

Cash Taxes (6.4) (9.6) (12.7) (16.1) (20.2) (24.6)

Capital Expenditures (7.7) (8.2) (8.5) (8.7) (9.0) (9.2)

Change in Net Working Capital — (7.6) 0.2 0.2 0.3 0.2

Other — 10.3 0.0 0.0 0.0 0.0

Cash Available for Debt Paydown $17.5 $24.9 $26.6 $32.0 $38.6 $45.5

Balance Sheet and Credit Stats

Cash $17.6 $17.6 $17.6 $17.6 $17.6 $17.6 $17.6

Revolver 0.0 0.0 0.0 0.0 0.0 0.0 0.0

Term Loan B 205.0 205.0 180.1 153.5 121.6 83.0 37.5

Senior Subordinated Notes 150.0 150.0 150.0 150.0 150.0 150.0 150.0

Total Debt $355.0 $355.0 $330.1 $303.5 $271.6 $233.0 $187.5

Shareholders’ Equity 319.1 319.1 343.4 363.7 389.4 421.7 460.9

Total Capitalization $674.1 $674.1 $673.5 $667.3 $661.0 $654.7 $648.4

Total Debt / Capitalization 52.7% 52.7% 49.0% 45.5% 41.1% 35.6% 28.9%

Total Debt / LTM PF EBITDA 6.0x 5.9x 4.8x 4.1x 3.3x 2.6x 1.9x

Source: Cougar Management.

Note: Assumes transaction closes at 12/31/05. Assumes purchase price of $26.50 per share.

(1) Reflects pro forma financial results as presented in Cougar Management’s CIM Case adjusted to include public company expenses of $3.6M and $2.5M during the LTM and 2005E periods respectively. Estimated public company expenses of $2.0M per annum are included for 2006E – 2010E.

CONFIDENTIAL

LBO Analysis

– Base Case w/ Investcorp Financing Package

Sources & Uses

($ in millions)

Sources:

Estimated Excess Cash $35.0

Revolver @ L+250 –

Term Loan B @ L+250 250.0

OpCo Notes @ 10.5% 110.0

HoldCo Notes @ 12.5% 90.0

Total Debt $450.0

New Equity 224.1

Total Sources $709.1

Uses:

Equity Purchase Price $494.5

Refinance Existing Debt 169.6

Estimated Fees and Expenses 45.0

Total Uses $709.1

Implied Returns

Per Share Purchase Price

(Implied PF 2005E EBITDA Multiple)

Exit $22.00 $23.00 $24.00 $25.00 $26.00 $27.00 $26.50

Mutiple 9.0x 9.4x 9.7x 10.0x 10.4x 10.7x 10.5x

9.0x 30.0% 26.5% 23.5% 20.9% 18.6% 16.6% 17.6%

9.5x 32.3% 28.7% 25.7% 23.0% 20.7% 18.6% 19.6%

10.0x 34.4% 30.8% 27.7% 25.1% 22.7% 20.6% 21.6%

10.5x 36.5% 32.8% 29.7% 26.9% 24.5% 22.4% 23.4%

11.0x 38.4% 34.7% 31.5% 28.7% 26.3% 24.1% 25.1%

Illustrative Financial Projections

($ in millions)

PF LTM PF Fiscal Year Ending December 31, ‘05-10E

9/30/05 2005E 2006E 2007E 2008E 2009E 2010E CAGR

Revenue $202.4 $204.1 $213.7 $225.9 $239.0 $253.0 $268.1 5.6%

% Growth — — 4.7% 5.7% 5.8% 5.9% 6.0%

Pro Forma EBITDA(1) $58.9 $59.8 $63.4 $68.8 $76.0 $83.8 $92.3 9.1%

% Margin 29.1% 29.3% 29.7% 30.5% 31.8% 33.1% 34.4%

Cash Flow

Adj. EBITDA $59.8 $63.4 $68.8 $76.0 $83.8 $92.3

Cash Interest (27.5) (27.5) (26.5) (25.4) (23.0) (20.2)

Cash Taxes (6.7) (3.8) (5.6) (8.2) (11.4) (15.0)

Capital Expenditures (7.9) (8.2) (8.5) (8.7) (9.0) (9.2)

Change in Net Working Capital — (7.3) 0.2 0.0 (0.0) (0.0)

Other — 10.3 0.0 0.0 0.0 0.0

Cash Available for Debt Paydown $17.7 $27.0 $28.4 $33.7 $40.3 $47.8

Balance Sheet and Credit Stats

Cash $17.6 $17.6 $17.6 $17.6 $17.6 $17.6 $17.6

Revolver 0.0 0.0 0.0 0.0 0.0 0.0 0.0

Term Loan B 250.0 250.0 223.0 194.7 161.0 120.7 72.9

OpCo Notes 110.0 110.0 110.0 110.0 110.0 110.0 110.0

HoldCo Notes 90.0 90.0 101.3 113.9 128.2 144.2 162.2

Total Debt $450.0 $450.0 $434.3 $418.6 $399.2 $374.9 $345.1

Shareholders’ Equity 224.1 224.1 239.0 248.0 261.1 279.4 303.4

Total Capitalization $674.1 $674.1 $673.3 $666.6 $660.3 $654.3 $648.5

Total Debt / Capitalization 66.8% 66.8% 64.5% 62.8% 60.5% 57.3% 53.2%

Total Debt / LTM PF EBITDA 7.6x 7.5x 6.8x 6.1x 5.3x 4.5x 3.7x

Source: Cougar Management.

Note: Assumes transaction closes at 12/31/05. Assumes purchase price of $26.50 per share.

(1) Reflects pro forma financial results as presented in Cougar Management’s Base Case adjusted to include public company expenses of $3.6M and $2.5M during the LTM and 2005E periods respectively. Estimated public company expenses of $2.0M per annum are included for 2006E – 2010E.

CONFIDENTIAL

4. Process and Timing Considerations

CONFIDENTIAL

Current Process:

Potential Buyer Contact Status

Executed CA / Received CIM Contacted / Sent Teaser and CA Declined TOTAL

Financial Buyers 21 7 12 40

Strategic Buyers 3 0 7 10

Total 24 7 19 50

Note: Figures shown above include Investcorp.

CONFIDENTIAL

Process Considerations

Alternatives for moving forward:

Choose to accept proposal from Investcorp

Capitalizes on immediate value opportunity from fully-educated buyer with aggressive, committed financing package

Utilizes management’s time most effectively; minimizes further disruption to business

Capitalizes on strength of financing markets

Mitigates risk of information leaks

May reduce incentive for alternative bidders to pursue a transaction given break-up fee and no shop provision

Choose to continue with broader sale process, inviting Investcorp to join broader process

Provides opportunity to evaluate additional indications of interest

Could provide increased leverage with Investcorp if other indications are more attractive (following completion of diligence)

Creates potential for Investcorp to “walk” from initial proposal, or reduce proposed purchase price

Potential deterioration of financing markets could impact the attractiveness of the transaction for Investcorp and other financial sponsors

Extends process (approximately 4—8 weeks) creating further management distraction and potential for information leaks

CONFIDENTIAL

Appendix

CONFIDENTIAL

A. WACC Analysis

CONFIDENTIAL

WACC Analysis

($ in millions)

Levered Equity Beta(1) Cost of Equity(2) Equity Value Net Debt Unlevered Beta(3) Net Debt / Enterprise Value Pre-Tax Cost of Debt After-Tax Cost of Debt Size Premium WACC(4)

Cougar 0.65 11.9% $479.0 $134.0 0.55 21.7% 5.1% 3.3% 2.9% 10.1%

Automatic Data Processing 0.83 10.0% $24,267.1 ($1,595.4) 0.86 (7.0%) — — (0.4%) 10.0%

Equifax 0.99 12.3% 4,620.4 617.9 0.91 11.8% 5.9% 3.8% 0.8% 11.3%

ChoicePoint 0.85 11.2% 4,062.2 69.0 0.84 1.7% 4.5% 2.9% 0.8% 11.2%

Fair Isaac Corp 1.01 12.7% 2,883.3 145.6 0.98 4.8% 5.1% 3.3% 1.1% 12.3%

Reynolds & Reynolds 0.70 10.9% 2,175.1 (42.0) 0.71 (2.0%) 0.0% 0.0% 1.4% 11.1%

ProQuest 0.91 12.7% 1,088.9 541.5 0.69 33.2% 5.4% 3.4% 1.8% 9.6%

FactSet Research Systems 1.18 14.4% 1,580.3 (90.6) 1.23 (6.1%) — — 1.4% 14.4%

infoUSA 1.25 15.7% 581.4 178.2 1.04 23.5% 5.1% 3.3% 2.4% 12.8%

Peer Average 0.88 12.5% 0.91 7.5% 4.3% 2.8% 1.1% 11.6%

Note: Assumes 20-Yr Treasury risk-free rate and market risk premium of 4.3% and 7.2%, respectively per 2005 Ibbotson SBBI Yearbook. (1) Source: Barra and public company filings.

(2) Cost of Equity = Risk-Free Rate (RF) + Equity Beta (bE) * Equity Risk Premium (RM—RF) + Size Premia (SP). (3) Unlevered Beta = bE / (1 + (D * (1—TR) + P) / E).

(4)	WACC = [(RF + bE * (RM—RF) + SP) * %E] + [KD * (1—TR) * %D].

Weighted Average Cost of Capital

Unlevered Beta Target Debt / Enterprise Value

10.0% 15.0% 20.0% 25.0% 30.0%

0.70 11.8% 11.5% 11.3% 11.1% 10.9%

0.80 12.5% 12.2% 12.0% 11.7% 11.5%

0.90 13.1% 12.9% 12.6% 12.4% 12.1%

1.00 13.8% 13.6% 13.3% 13.1% 12.8%

1.10 14.5% 14.3% 14.0% 13.7% 13.4%

Note: Assumes a constant pre-tax cost of debt 7.0%.

Note: Assumes size premium of 2.9% per 2005 Ibbotson SBBI Yearbook.

Weighted Average Cost of Capital

Pre-Tax Cost of Debt Target Debt / Enterprise Value

10.0% 15.0% 20.0% 25.0% 30.0%

5.0% 13.0% 12.7% 12.4% 12.1% 11.8%

6.0% 13.1% 12.8% 12.5% 12.2% 12.0%

7.0% 13.1% 12.9% 12.6% 12.4% 12.1%

8.0% 13.2% 13.0% 12.8% 12.6% 12.3%

9.0% 13.3% 13.1% 12.9% 12.7% 12.5%

Note: Assumes an unlevered beta of 0.90.

Note: Assumes size premium of 2.9% per 2005 Ibbotson SBBI Yearbook.

CONFIDENTIAL

B. Break-up Fee Analysis

CONFIDENTIAL

Break-up Fee Precedents

($ in millions)

Date Announced	Target Name	Acquirer Name	Transaction Equity Value	Target Breakup Fee	Fee as % of Equity Value
8/31/05	Leitch Technology Corp	Harris Corp	$475	$12	2.6%
8/23/05	True Energy Inc	TKE Energy Trust	434	13	2.9%
8/22/05	Arrow Pharmaceuticals Ltd	Sigma Co Ltd	500	4	0.8%
8/8/05	LabOne Inc	Quest Diagnostics Inc	921	27	2.9%
8/3/05	E-Loan Inc	Popular Inc,Hato Rey,PR	296	12	4.0%
7/28/05	SS&C Technologies Inc	Sunshine Acquisition Corp	927	30	3.2%
7/22/05	BEI Technologies Inc	Schneider Electric SA	533	17	3.2%
7/18/05	Intermix Media Inc	News Corp Inc	589	25	4.2%
7/11/05	Helix Technology Corp	Brooks Automation Inc	454	11	2.5%
7/5/05	Aspect Communications Corp	Concerto Software Inc	807	33	4.0%
6/29/05	Juno Lighting Inc	Square D Co	418	14	3.4%
6/27/05	SeeBeyond Technology Corp	Sun Microsys Inc	387	13	3.3%
6/17/05	CRT Properties Inc	DRA Advisors LLC	901	40	4.4%
6/9/05	Niku Corp	Computer Assoc Intl Inc	350	1	0.3%
6/1/05	O&Y RE Investment Trust	Investor Group	801	15	1.9%
6/1/05	Shopping com Ltd	eBay Inc	667	23	3.4%
6/1/05	O&Y Properties Corp	Investor Group	459	9	1.9%
5/17/05	Metals USA Inc	Apollo Management LP	459	17	3.7%
5/11/05	Call-Net Enterprises Inc	Rogers Communications Inc	259	8	3.1%
5/10/05	Oshkosh B Gosh Inc	Carters Inc	312	12	3.9%
5/4/05	Bone Care Intl Inc	Genzyme Corp	714	19	2.7%
4/26/05	PEC Solutions Inc	Nortel Networks Inc	471	14	3.0%
4/19/05	Pacific Hydro Ltd	Industry Funds Mgmt	598	2	0.3%
4/15/05	Brookstone Inc	OSIM Brookstone Holdings LP	408	11	2.7%
4/8/05	ShopKo Stores Inc	Goldner Hawn Johnson	765	14	1.8%
4/7/05	Concord Communications Inc	Computer Assoc Intl Inc	332	12	3.5%
4/4/05	Mission Resources Corp	Petrohawk Energy Corp	405	13	3.1%
3/21/05	Mykrolis Corp	Entegris Inc	604	24	3.9%
3/16/05	Seabulk International Inc	SEACOR Holdings Inc	526	21	4.0%
3/9/05	Thomas Industries Inc	Gardner Denver Inc	715	12	1.7%
3/8/05	Retek Inc	Oracle Corp	667	15	2.2%
3/4/05	Closure Medical Corp	Johnson & Johnson Inc	420	13	3.0%
2/28/05	Retek Inc	SAP AG	651	25	3.8%
2/22/05	Insurance Auto Auctions Inc	Kelso & Co	353	12	3.4%
2/15/05	AMX Corp	Duchossois Industries Inc	310	9	2.9%
2/4/05	John Q Hammons Hotels Inc	Investor Group	544	20	3.7%
1/27/05	MAPICS Inc	Infor Global Solutions	347	3	0.9%
1/18/05	Cedara Software Corp	Merge eFilm	666	6	0.9%
1/12/05	Portman Ltd	Cleveland-Cliffs Inc	532	5	0.9%
1/7/05	Polaroid Holding Co	Petters Group Worldwide	422	15	3.6%
1/4/05	Education Lending Group Inc	CIT Group Inc	404	14	3.3%
		Mean	**$532**	**$15**	**2.8%**
		Median	**475**	**13**	**3.1%**

Investcorp Proposal: 2.0%

Source: SDC Platinum.
Note: Reflects disclosed break-up fees for deals announced between 1/1/2005 and 9/15/05 with transaction equity values between $250 million and $1 billion excluding expenses.

CREDIT SUISSE | FIRST BOSTON

35

CONFIDENTIAL

C. Additional Supplemental Information

CONFIDENTIAL

Balance Sheet

Estimated as of December 31, 2005

($ in millions)

Assets

Current Assets:

Excess Cash(1) $35.0

Cash for Working Capital 17.6

Accounts Receivable 13.1

Inventories 0.0

Other 8.0

Total Current Assets $73.6

Net PP&E $11.6

Deferred Income Taxes $10.0

Goodwill & Intangibles 16.2

Other Assets 6.4

Total Assets $117.8

Liabilities

Current Liabililities:

Current Portion of Long-Term Debt $1.7

Accounts Payable 7.8

Accrued Expenses 19.6

Deferred Taxes 7.1

Taxes Payable 0.1

Total Current Liabilities $36.3

Existing Term Loan B $167.9

Other Liabilities 1.7

Total Liabilities $206.0

Shareholder’s Equity (Deficit) ( $88.1)

Total Liabilities & Shareholder’s Equity $117.8

Source: Cougar Management.

(1)	Includes $5.0 million of cash related to ChoiceParts settlement.

CONFIDENTIAL

Illustrative Share Count Analysis

Fully Diluted Share Count Calculation—Treasury Stock Method

Common Shares Outstanding(1) 16,569,965

Non-qualified Stock Options Outstanding(2) 1,581,715

Warrants Outstanding(2) 1,689,764

Total Number of Common Shares, Options and Warrants 19,841,444

Less: Shares Repurchased with Option Proceeds(3) (706,394)

Less: Shares Repurchased with Warrant Proceeds(3) (474,291)

Fully Diluted Share Count using Treasury Stock Method 18,660,759

(1)	Source: 6/30/05 10–Q.
(2)	Outstanding options and warrants as of June 30, 2005. (3) Based on proposed transaction price of $26.50.

Option Proceeds

Weighted Average Stock Total Option

Exercise Price Options Proceeds

$7.27 159,356 $1,158,662

8.67 107,670 933,553

8.80 257,930 2,269,784

9.20 117,596 1,082,095

10.63 251,950 2,676,969

11.83 159,351 1,884,389

14.38 166,086 2,388,765

17.20 114,125 1,962,950

17.48 230,151 4,023,039

19.39 17,500 339,243

$11.83 1,581,715 $18,719,449

Divided by Share Price of: $26.50

Implied Shares Repurchased: 706,394

Warrant Proceeds

Weighted Average Exercise Price Warrants Total Warrant Proceeds

$6.88 1,200,000 $8,250,000

5.50 239,764 1,318,702

12.00 250,000 3,000,000

$7.44 1,689,764 $12,568,702

Divided by Share Price of: $26.50

Implied Shares Repurchased: 474,291

CONFIDENTIAL

Pro Forma Adjustments

($	in millions)

2003A 2004A 2005A/E 2006E 2007E 2008E 2009E 2010E

Proforma Adjustments

Restructuring Charges $1.1 $0.9 — — — — — —

Total Loss Litigation Expenses 1.3 0.8 $0.2 — — — — —

Management Reorganization 1.5 0.4 — — — — — —

Non-Cash Stock Compensation — 13.1 — — — — — —

401K Plan Adjustments — 0.8 — — — — — —

Acquisition Fees and Expenses — 0.3 — — — — — —

Litigation Settlement — (2.6) — — — — — —

Stock Compensation—LTIP — — 2.8 — — — — —

Management Consulting Fees — — 0.8 — — — — —

Total Pro Forma Adjustments $3.8 $13.6 $3.9 $0.0 $0.0 $0.0 $0.0 $ 0.0

Source: Cougar Management.

Note: Excludes public company expenses.

CONFIDENTIAL

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